INSIDER TRADING POLICY CONSTELLIUM SE December 2019

(2) 1. INTRODUCTION The United States federal securities laws, Luxembourg securities laws, French securities laws and this Insider Trading Policy prohibit any executive and non-executive members of the Board of Directors, any Executive Officer, or any employee of the Company or its subsidiaries, from purchasing or selling Financial Instruments while in possession of Inside Information concerning the Company, or from divulging Inside Information and tipping, and market manipulation. These laws impose severe sanctions on individuals who violate them, including criminal sanctions. The SEC has the authority to impose penalties on the Company and on the members of the Board of Directors, the Executive Officers and controlling shareholders if the Company’s employees engage in insider trading and the Company has failed to take appropriate steps to prevent it (so-called “controlling person” liability). Penalties can include imprisonment for up to 10 years (25 years if the violation constitutes fraud), civil fines of up to three times the profit gained or loss avoided through the trade and criminal fines of up to $1 million. Moreover, the CSSF and the AMF have the authority to impose large fines on any person who engages in insider trading, disclosure of inside information and market manipulation. Terms defined in this Insider Trading Policy shall have the meaning attributed thereto in Article 3 of this Insider Trading Policy. 2. APPLICABILITY This Insider Trading Policy applies to Company Personnel and Affiliated Persons who have had access to Inside Information. 3. DEFINITIONS The following terms shall have the following meaning: Affiliated Persons A person closely affiliated to an executive or non-executive member of the Board of Directors or an Executive Officer: (a) spouses, registered partners, life partners or other persons cohabitating with any of the abovementioned persons as if they were married or registered as partners, (b) children of any of the abovementioned persons who fall under his or her authority or who are under legal restraint and for whom any of the abovementioned persons was appointed as a guardian or who share a household with the abovementioned persons; (c) other relatives by blood or otherwise of any of the abovementioned persons, including any parent, step parent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in- law, who on the date of the transaction share a household with such person; or (d) a corporation, a trust, a partnership, limited liability company or other legal entity, the executive responsibility of which is vested in any of the

(3) abovementioned persons or in a person referred to under (a), (b) or (c) above, (i) which is controlled by any of the abovementioned persons, (ii) which has been created for his or her benefit, (iii) the economic interests of which are essentially equivalent to his or hers or (iv) with respect to which such persons have dispositive authority with respect to any transactions in securities conducted by such entities. AMF French Financial Market Authority (Autorité des marchés financiers). Blackout Period The 14 calendar day period prior to the end of a fiscal quarter and ending on the second trading day following the release of the Company's earnings for that quarter (or year end, as the case may be). Board of Directors The board of directors of the Company, comprising executive and non-executive members. Company Personnel Any person employed by, or in any other relationship of authority to the Company or any of its subsidiaries, irrespective of the length of the employment, including temporary employment agency workers, executive and non-executive members of the Board of Directors and Executive Officers of the Company or any of its subsidiaries. CSSF Luxembourg Financial Market Authority (Commission de Surveillance du Secteur Financier) Company Constellium SE Executive Officer Any executive officer who is not a member of the Board of Directors who has an executive position and on that basis has the power to take decisions which have an effect on the future development and prospects of the Company and who may regularly have access to Inside Information. Financial Instruments (a) The financial instruments issued by the Company which have been admitted to the trading on a market in financial instruments established and permitted by the authorities in a Member State of the European Union or a non-Member State. This category includes the ordinary shares that are listed and traded on the New York Stock Exchange ("NYSE") and the bonds that are admitted to trading on the Euro Multilateral Trading Facility market of the Luxembourg Stock Exchange and any other listed financial instruments, whether traded on the NYSE or any other market in financial instruments (b) and any related derivative instruments (which are not necessarily issued by the Company itself). Inside Information (a) Knowledge of information of a precise nature which has not been made public, relating, directly or indirectly, to the Company or to the trade in Financial Instruments and which, if it were made public, would be likely to have a significant influence on the price of (either listed or unlisted)

(4) Financial Instruments1, and, (b) Knowledge of material, non-public information. “Material” information is any information, positive or negative, about a company or the market for Financial Instruments, which is likely to be considered important by a reasonable investor in determining whether to buy or sell Financial Instruments. While it is not possible to identify in advance all information that will be considered material, some examples include: earnings, dividend actions, mergers and acquisitions, major new products, major personnel changes, unusual gains or losses in operations, regulatory approval for new products, internal financial information which departs in any way from market expectations or the acquisition or loss of a major contract or important financial transaction. We emphasize that this list is merely illustrative; courts have historically given a broad interpretation to what is deemed “material” information. “Non-public” information is any information that has not been disclosed generally to the marketplace, including, for example, in filings made with the SEC and/or any other competent authority in accordance with applicable securities laws or in a Company press release, and that the market has not yet had time to digest. Information received about the Company under circumstances which indicate that such information is not yet in general circulation should be considered non-public. Insider Trading Compliance Officer The General Counsel of the Company or such other person as designated by the Company. Insider Trading Rules These rules on insider trading and confidentiality, which form part of and is attached to the Company's Worldwide Code of Employee and Business Conduct . SEC United States Securities and Exchange Commission. Except insofar as the context otherwise requires, words denoting the singular shall include the plural, and words denoting the masculine gender shall include the feminine gender, and vice versa. A reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted. 1 "Information is deemed to be precise if it indicates a set of circumstances or an event that has occurred or is likely to occur and a conclusion may be drawn as to the possible effect of such set of circumstances or event on the prices of financial instruments or related financial instruments. "Information which, if it were made public, would be likely to have a significant effect on the prices of financial instruments or related derivative financial instruments is information that a reasonable investor would be likely to use as part of the basis of his investment decisions."

(5) 4. GENERAL PROVISIONS 4.1. Prohibition on insider trading Company Personnel or Affiliated Persons who have Inside Information shall be prohibited from executing or effecting (as well as from trying to execute or effect) a transaction in Financial Instruments. "Executing (or concluding) a transaction" in Financial Instruments may include a large variety of transactions, such as buying, selling, exchanging or donating Financial Instruments, buying or writing options, exercising options, and conversion of convertible bonds. The term "effecting" a transaction may include the mere involvement with a transaction executed by a third party. 4.2. Prohibition on "tipping" Company Personnel or Affiliated Persons who have Inside Information shall be prohibited from recommending to or inducing a third party (a "tippee") to execute or effect a transaction in Financial Instruments. Company Personnel, Affiliated Persons or any other person who is aware or should reasonably suspect that he or she has Inside Information can be held liable for transactions affected by a tippee, or even a tippee of a tippee. 4.3. Prohibition on disclosing Inside Information Company Personnel or Affiliated Persons who have Inside Information shall be prohibited from disclosing Inside Information concerning the Company or disclosing Inside Information concerning the trading in Financial Instruments other than in the ordinary course of his work, profession or duties, subject to 4.5 below. 4.4. Other Companies This Insider Trading Policy and the guidelines described herein also apply to inside information relating to other companies, including the Company's customers, vendors or suppliers ("business partners"), for example when that information is obtained in the course of employment with, or other services performed on behalf of, the Company. Civil and criminal penalties may result from trading on inside information regarding Company's business partners. All employees should treat inside information about the Company's business partners with the same care required with respect to information related directly to the Company. 4.5. Exception to the prohibitions on disclosing Inside Information The prohibition of article 4.3 shall not apply if the conduct referred to occurs within the scope of the normal fulfilment of one’s work or duties, and the external recipient of the Inside Information has an obligation of confidentiality. In such circumstances, the information should not be conveyed until an understanding, preferably in writing, has been reached that such information is not to be used for trading purposes and may not be further disclosed other than in accordance with applicable securities laws and regulations; provided, that such understanding need not be reached in connection with the disclosure of such information to the Company's legal counsel or independent auditors in connection with their provision of services to the Company or its subsidiaries. For purposes of this article 4.5 "external recipient" means a person who does not fall within the definition of Company Personnel.

(6) 4.6. Prohibition on market manipulation Neither Company Personnel nor Affiliated Persons may: (a) execute or effect a transaction in Financial Instruments which gives, or is likely to give, false or misleading signals as to the offer, demand or price of those Financial Instruments, unless the person executing or effecting the transaction proves that its motive for the transaction is justified and that the transaction is in conformity with common market practice on the market concerned; (b) execute or effect a transaction in Financial Instruments in order to secure the price of those Financial Instruments at an artificial level, unless the person executing or effecting the transaction proves that its motive for the transaction is justified and that the transaction is in conformity with common market practice on the market concerned; (c) execute or effect a transaction in Financial Instruments using deception or contrivance; or (d) disseminate information which gives, or is likely to give, false or misleading signals as to the offer, demand or price of Financial Instruments, while the disseminator of such information knows or should reasonably suspect that such information is false or misleading. 4.7. Prohibition on transactions in Financial Instruments during a Blackout Period Company Personnel with access to the Company’s quarterly earnings information (regardless of whether such access is to the quarterly earnings information of the Company as a whole or only one or more of the Company’s subsidiaries) prior to the release of such information to the public are not permitted to trade Financial Instruments during a Blackout Period. The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, filing with the SEC and/or any other competent authority in accordance with applicable securities laws or other means designed to achieve widespread dissemination of the information. Company Personnel should anticipate trading will be blacked out while the Company is in the process of assembling the information to be released and until two trading days following the release. The Insider Trading Compliance Officer will inform the relevant Company Personnel of any such blackout period and the terms of such blackout period if any such occasion should arise. 4.8. Reporting of transactions in Financial Instruments The Executive Directors, Non-Executive Directors or Executive Officers are required to contact the Insider Trading Compliance Officer prior to making any trades, including trades by or on behalf of their respective Affiliated Persons, so that appropriate filings, if any, with the SEC and/or any other competent authority in accordance with applicable securities laws can be coordinated. Note, however, that the relevant Executive Director, Non-Executive Director or Executive Officer – in each case on behalf of themselves and their respective Affiliated Persons - and not the Company, has the responsibility to ensure that required filings are made on a timely basis. The Company can assist Directors or Executive Officers in this respect.

(7) 5. INSIDER TRADING COMPLIANCE OFFICER 5.1. Insider Trading Compliance Officer The Company’s Insider Trading Compliance Officer is Jeremy Leach. He can be reached as follows: telephone +33 1 73 01 46 51 (email: jeremy.leach@constellium.com). In case of absence, Rina Teran can be contacted at telephone number +1 917 209 8561 (email rina.teran@constellium.com). 5.2. Duties of Insider Trading Compliance Officer The Insider Trading Compliance Officer has the duties and powers conferred on him by this Insider Trading Policy. The Board of the Company may confer additional duties and powers on the Insider Trading Compliance Officer. The Insider Trading Compliance Officer's duties comprise inter alia the following tasks: (a) Announcing, in due time, at least prior to the beginning of each calendar year, the Blackout Periods, as well as any changes or additions in that regards; (b) Announcing, as promptly as possible, the additional blackout periods referred to in article 4.7; (c) Providing, when requested, the Company's Personnel with advice and information on the content and interpretation of the various regulations, including this Insider Trading Policy. 5.3. Power to hold an inquiry The Insider Trading Compliance Officer is authorized to hold an inquiry, or procure the same, into transactions in Financial Instruments conducted by or for Company Personnel. The Insider Trading Compliance Officer is also authorized to report in writing on the outcome of the inquiry, held by him or on his behalf, to the chairman of the Board of Directors, but only after he has given the employee concerned the opportunity to respond to (the outcome of) the inquiry. 5.4. Power to grant dispensation from the prohibition on transactions in Financial instruments during a Blackout Period At the request of a Company Personnel, the Insider Trading Compliance Officer may grant dispensation from article 4.7. The request shall be made in writing and any dispensation shall be granted in writing. 6. OTHER PROVISIONS 6.1. Employment termination This Insider Trading Policy continues to apply to transactions in Financial Instruments for six months after employment with, or tenure as an Executive Director or Non-Executive Director of, the Company has terminated. If Company Personnel are in possession of Inside Information when his/her employment, or tenure as an Executive Director or Non-Executive Director, terminates, he/she may

(8) not trade in Financial Instruments until that Inside Information has been publicly released for two full business days. 6.2. Company Assistance If there are any questions relating to this Insider Trading Policy, or the applicability or interpretation of the standards discussed in this Insider Trading Policy, please feel free to contact the Insider Trading Compliance Officer for clarification and guidance prior to trading or the disclosure of any information. 6.3. Compliance The Company expects the strictest compliance with this Insider Trading Policy by all persons subject to this Insider Trading Policy. Failure to observe the Insider Trading Policy may result in serious legal difficulties for you, as well as the Company. A failure to follow its letter and spirit would be considered a matter of extreme seriousness. Additionally, all persons subject to this Insider Trading Policy should keep information concerning the operation of this Insider Trading Policy in strict confidence, such as the existence of a blackout period, which in and of itself may constitute Inside Information. All Company Personnel may be required to execute a certificate in the form attached hereto as Exhibit A, pursuant to which they certify that, among other things, such persons are currently, and will continue to be, in compliance with this Insider Trading Policy. The timing and nature of the Company’s disclosure of material information to outsiders is subject to legal rules, the breach of which could result in substantial liability to Company Personnel. Accordingly, it is important that response to inquiries about the Company by the press, investment analysts or others in the financial community be made on the Company’s behalf only through authorized individuals and consistent with the Company’s other policies. 6.4. Selective Disclosure Whenever the Company, any member of the Board of Directors, any Executive Officer or any other member of Company Personnel who regularly communicates on behalf of the Company with the persons listed in (i) – (iii) below discloses any Inside Information to (i) any broker, dealer, investment adviser, institutional investment manager or any person associated with any of the foregoing (as each of those terms are defined in the U.S. Securities Exchange Act of 1934), (ii) an “investment company” or affiliated person thereof, each as defined in the U. S. Investment Company Act of 1940, or (iii) any person who holds Financial Instruments of the Company, under circumstances in which it is reasonably foreseeable that the person will purchase or sell such Financial Instruments on the basis of the Inside Information, the Company shall make public disclosure of such Inside Information as promptly as possible. Public disclosure shall be made by means of a Company press release and/or filing with the SEC and/or any other competent authority in accordance with applicable securities laws, and the Company shall attempt to make such disclosure within 24 hours (or, if later, the commencement of the next day’s trading on the NYSE) of a director, Executive Officer or investor relations officer learning of the disclosure of Inside Information. The Company shall not be required to make such public disclosure if the Inside Information was disclosed to a person who owes a duty of trust or confidence to the Company (such as accountants, bankers or legal advisors) or to a person who has agreed to keep the information confidential . In addition, the Company shall not generally be required to make public disclosure of such information disclosed if it was disclosed in connection with a registered securities offering and if disclosed by means permissible under the relevant securities laws.

(9) Exhibit A CONSTELLIUM SE INSIDER TRADING POLICY AND CONFIDENTIALITY CERTIFICATION OF COMPLIANCE I, the undersigned officer, director or employee of Constellium SE or any of its subsidiaries, have read the attached Insider Trading and Confidentiality policy, I understand the terms of the Insider Trading Policy and will comply with the Insider Trading Policy while I am an officer, director or employee of Constellium SE or any of its subsidiaries and for a period of 6 months thereafter. _________________________________ (Signature) Name: Title: DATE: _____________________